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                                                             EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-3 No. 33-71574 of Sport Supply Group, Inc. and in the related Prospectus and in the Registration Statements on Form S-8 No. 33-42056, 33-48514, 33-64470, 33-80028, 333-27191,
and 333-27193 of our report dated November 6, 1998 with respect to the consolidated financial statements of Sport Supply Group, Inc. included in this Form 10-K for the year ended October 2, 1998.


                                   ERNST & YOUNG, LLP

Dallas, Texas
November 23, 1998


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 1997, with respect to the consolidated financial statements of Sport Supply Group, Inc. (the "Company") included in this Form 10-K for the year ended November 1, 1996, into the previously filed Registration Statement Form S-3, No. 33-71574 of the Company and in the related Prospectus and in the Registration Statements on Form S-8, File Nos. 33-42056, 33-48514, 33-64470, 33-80028, 333-27191, and 333-27193. It should be noted that we have not audited any financial statements of the Company subsequent to November 1, 1996 or performed any audit procedures subsequent to the date of our report.

                                        ARTHUR ANDERSEN LLP

Dallas, Texas,
November 23, 1998